As filed with the Securities and Exchange Commission on May 2, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               XANSER CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                             75-1191271
(State or other jurisdiction of                               (I.R.S Employer
 incorporation or organization)                              Identification No.)

2435 N. Central Expressway
Richardson, Texas 75080                                               75080
(Address of Principal Executive Offices)                            (Zip Code)

                               Xanser Corporation
                        Key Employee Stock Incentive Plan
                            (Full title of the plan)

                                 John R. Barnes
                      President and Chief Executive Officer
                               Xanser Corporation
                           2435 N. Central Expressway
                             Richardson, Texas 75080
                     (Name and address of agent for service)

                                 (972) 699-4000
          (Telephone number, including area code, of agent for service)


                                  With Copy to:
                                 John A. Watson
                           Fulbright & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151

                         Calculation of Registration Fee

======================= ====================== ======================== ======================= ====================
 Title of securities        Amount to be          Proposed maximum         Proposed maximum          Amount of
   to be registered        registered (1)        offering price per       aggregate offering     registration fee
                                                      share (2)                 price
----------------------- ---------------------- ------------------------ ----------------------- --------------------
Common Stock, without          750,000                  $3.36                 $2,520,000              $231.84
par value
======================= ====================== ======================== ======================= ====================

(1) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on April 30, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation by Reference.

     The following documents are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001;

     2. The description of the Registrant's common stock, no par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     Not applicable.

ITEM 6.  Indemnificaiton of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's bylaws provide for the indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted under Delaware law.

     Article Twelfth of the Registrant's Certificate of Incorporation provides, in part, that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) arising from a breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) arising from a director's intentional misconduct or knowing violation of law, (iii) for illegal dividends and stock repurchases or (iv) involving a director's improper personal benefit.

ITEM 7.  Claimed Exemption from Registration.

     Not applicable.

ITEM 8.  Exhibits.

     4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

     4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

     4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

     4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

     4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

     4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

     4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

     4.8 By-laws of the Registrant, filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

     4.9 Xanser Corporation Key Employee Stock Incentive Plan, effective March 8, 2002.

     5.1 Opinion of Fulbright & Jaworski L.P.P. regarding the legality of the securities being registered.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

     24.1 Power of Attorney (contained on page II-5 hereof).

ITEM 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this
     Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and
     Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on May 2, 2002.

                                            XANSER CORPORATION

                                            By:   /s/ Howard C. Wadsworth
                                               --------------------------------
                                               Howard C. Wadsworth
                                               Vice President, Treasurer
                                                  and Secretary



                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of John R. Barnes and Howard C. Wadsworth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                        Title                                 Date
------------------------------------         ------------------------------------------            ------------
         /s/ John R. Barnes                  Chairman of the Board, President and Chief            May 2, 2002
------------------------------------                      Executive Officer
             John R. Barnes                         (Principal Executive Officer)

        /s/ Michael R. Bakke                                 Controller                            May 2, 2002
------------------------------------                (Principal Accounting Officer)
           Michael R. Bakke

           /s/ Sangwoo Ahn                                    Director                             May 2, 2002
------------------------------------
              Sangwoo Ahn

       /s/ Frank M. Burke, Jr.                                Director                             May 2, 2002
------------------------------------
          Frank M. Burke, Jr.

         /s/ Charles R. Cox                                   Director                             May 2, 2002
------------------------------------
            Charles R. Cox

          /s/ Hans Kessler                                    Director                             May 2, 2002
------------------------------------
             Hans Kessler

        /s/ James R. Whatley                                  Director                             May 2, 2002
------------------------------------
           James R. Whatley


                           [Intentionally Left Blank]

                                  EXHIBIT INDEX


 Exhibit
 Number                                   Description
--------  ----------------------------------------------------------------------

     4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

     4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

     4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

     4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

     4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

     4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

     4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

     4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

     4.9 Xanser Corporation Key Employee Stock Incentive Plan, effective March 8, 2002.

     5.1 Opinion of Fulbright & Jaworski L.P.P. regarding the legality of the securities being registered.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

     24.1 Power of Attorney (contained on page II-5 hereof).